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                                                                    EXHIBIT 23c


           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements listed below of BellSouth Corporation:

         -  Form S-3 (File No. 333-117772)

         -  Form S-3 (File No. 333-120170)

         -  Form S-8 (File No. 333-115034)

         -  Form S-8 (File No. 333-115035)

         -  Form S-8 (File No. 333-115036)

         -  Form S-8 (File No. 333-105710)

         -  Form S-8 (File No. 333-75660)

of our report dated March 3, 2005, with respect to the financial statements of Omnipoint Facilities Network II, LLC (the "Company") (not included separately herein), in the Annual Report (Form 10-K) of Cingular Wireless LLC for the years ended December 31, 2004 and 2003, included in this Annual Report (Form 10-K) of BellSouth Corporation for the year ended December 31, 2004.

Our report refers to the Company restating its financial statements as of and for the years ended December 31, 2003 and 2002.

/s/ PricewaterhouseCoopers LLP

Seattle, Washington
March 7, 2005